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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EDAC TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EDAC TECHNOLOGIES CORPORATION
1806 NEW BRITAIN AVENUE
FARMINGTON, CONNECTICUT 06032
(860) 677-2603
Notice of 2008 Annual Meeting of Shareholders
to be held on Wednesday, June 4, 2008
          The 2008 Annual Meeting of Shareholders of EDAC Technologies Corporation, a Wisconsin corporation (the “Company”), will be held at the offices of the Company at 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 4, 2008, at 9:30 a.m. local time, to consider and act upon the following matters:
          1. To elect five directors to serve until the next Annual Meeting of Shareholders;
          2. To amend the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance;
          3. To approve the EDAC Technologies Corporation 2008 Equity Incentive Plan;
          4. To ratify the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the fiscal year ending January 3, 2009; and
          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Glenn L. Purple Glenn L. Purple, Secretary

Farmington, Connecticut
April 18, 2008
          Shareholders of record at the close of business on April 15, 2008 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.
          Your vote is important. Whether or not you expect to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope in order to ensure representation of your shares at the meeting. No postage need be affixed if the proxy card is mailed in the United States.
          A copy of the Company’s 2007 Annual Report to Shareholders and a Proxy Statement also accompany this Notice.

SOLICITATION AND VOTING
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
2007 Director Compensation Table
2007 Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
2007 Grants of Plan-Based Awards
PROPOSAL NO. 2 — AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
PROPOSAL NO. 3 — APPROVAL OF THE EDAC TECHNOLOGIES CORPORATION 2008 EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

EDAC TECHNOLOGIES CORPORATION
1806 NEW BRITAIN AVENUE
FARMINGTON, CONNECTICUT 06032
Proxy Statement for the 2008 Annual Meeting of Shareholders
to be held on Wednesday, June 4, 2008
SOLICITATION AND VOTING
          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EDAC Technologies Corporation (“EDAC” or the “Company”) of proxies, in the accompanying form, to be used at the 2008 Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 4, 2008, at 9:30 a.m. local time, and any adjournments thereof.
          The Company’s Annual Report for the fiscal year ended December 29, 2007 is being mailed to shareholders, along with these proxy materials, on or about April 18, 2008.
          At the close of business on April 15, 2008, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,666,970 shares of common stock, par value $.0025 per share (“Common Stock”), outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.
          The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
          Assuming a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors, meaning the five directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares of Common Stock represented and voting on the matter. Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.
          Although not required by law, the Company is seeking shareholder approval to ratify the appointment of Carlin, Charron & Rosen LLP as the Company’s independent auditors for the 2008 fiscal year. If shareholders do not ratify such appointment, the Company may reevaluate its appointment.

          All shares of Common Stock represented by properly executed proxies that are received in time for the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted “FOR” each nominee for election to the Board of Directors, “FOR” the amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance, “FOR” the approval of the EDAC Technologies Corporation 2008 Equity Incentive Plan, and “FOR” the ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the Annual Meeting. If the Company proposes to adjourn the Annual Meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority in favor of such adjournment.
          The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the Annual Meeting, a written notice of revocation bearing a later date and time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date and time than the revoked proxy, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.
Voting questions

What am I voting on?
There are four proposals scheduled to be voted on at the meeting:
•	The election of 5 directors;

•	The amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance;

•	The approval of the EDAC Technologies Corporation 2008 Equity Incentive Plan; and

•	The ratification of the appointment of Carlin, Charron & Rosen LLP as the Company’s Independent Auditors for 2008.
Who is entitled to vote?
You are entitled to vote or direct the voting of your EDAC Common Stock at the Annual Meeting if you were a shareholder at the end of the day on April 15, 2008, the record date. You may own EDAC Common Stock either (1) directly in your name as a shareholder of record or (2) indirectly through a broker, bank or other nominee as a beneficial owner. A shareholder of record is a person or entity that holds shares on the record date which are registered in such shareholder’s name on the records of American Stock Transfer & Trust Company, EDAC’s stock transfer agent. A beneficial owner is a person or entity that holds shares on the record date through a broker, bank or other nominee. Beneficial owners are generally entitled to provide voting instructions to the shareholder of record of those shares.

How can shareholders vote?
Shareholders of record can vote in person by attending the Annual Meeting or can vote by proxy. We send proxy cards to all shareholders of record to enable them to direct the voting of their shares. Brokers, banks and nominees typically offer telephonic or electronic means by which beneficial owners can submit voting instructions, in addition to the traditionally mailed voting instruction cards. You are welcome to attend the Annual Meeting and vote in person, however, if you are a beneficial owner, you will need to contact the broker, bank or other nominee through which you indirectly own the shares, to obtain a “legal proxy” to permit you to vote by written ballot at the Annual Meeting.
How does the Board of Directors recommend shareholders vote on the matters to be considered at the meeting?
The Board recommends a vote:
FOR each of its nominees for election as director,

FOR the amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance,

FOR the approval of the EDAC Technologies Corporation 2008 Equity Incentive Plan, and

FOR the appointment of Carlin, Charron & Rosen LLP as Independent Auditors.
What does it mean if I receive more than one proxy card?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card.
Could other matters be decided at the Annual Meeting?
At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card, if you are a shareholder of record, will have the discretion to vote on those matters for you.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
          The Company’s By-Laws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders. Each director holds office until the next succeeding Annual Meeting and until his or her successor is duly elected. In accordance with the By-Laws, the Board of Directors has set the number of directors at five. Proxies may not be voted for more than five directors. The persons named in the enclosed proxy will vote to elect each of Joseph Lebel, Dominick A. Pagano, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy as directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a director of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

		Director	Principal
Name	Age	Since	Occupation
Joseph Lebel (1)	78	2005	Retired Quality Control Manager for the Company

Dominick A. Pagano (2)	64	2001	President and Chief Executive Officer of the Company and President of Dapco Industries, Inc. (a manufacturer of ultrasonic inspection equipment for the steel and railroad industries)

Stephen J. Raffay (3)	80	2000	Retired Vice-Chairman, Emhart Corporation (a manufacturer of various machinery and consumer products)

Ross C. Towne (4)	64	2002	Owner of Management Partners Inc. (a management consulting firm)

Daniel C. Tracy (5)	67	1999	Chairman of the Board of the Company and Business Consultant

(1)	Mr. Lebel was the Quality Control Manager for the Company from 1961 until he retired in 1995. He was a director of the Company from 2001 to 2002.

(2)	Mr. Pagano became President and Chief Executive Officer of the Company in August 2002. Until March 2007, Mr. Pagano also owned and operated Dapco Industries, Inc. a company that he founded in 1972, serving as its President and Chief Executive Officer. In March 2007, Mr. Pagano sold Dapco Industries, Inc. and is currently under a two year contract serving on a part time basis as its President. Mr. Pagano served as Chairman of the Board of Directors of American Environmental Technologies, Inc. from 1988 until 1999. Mr. Pagano has been a director of the Company since July 2001, but he did not serve as a director from April 2002 to October 2002.

(3)	Mr. Raffay served as a senior executive and as a director of Emhart Corporation until his retirement as Vice Chairman in 1987. Since then he has done consulting work and has served as a director of a number of companies.

(4)	Mr. Towne has owned Management Partners, Inc., a management consulting firm specializing in business planning, organizational restructuring and operational audits, since 1990. He served as President and Chief Financial Officer of The Washington Source, Inc. from 2000 to 2004.

(5)	Mr. Tracy was employed by Arthur Andersen LLP from 1963 until his retirement in 1998, serving since 1975 as a partner.
          The Board of Directors recommends that shareholders vote FOR all of the nominees for director.
Board and Committee Meetings and Related Matters
          The Company has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee of the Board of Directors.
          The Audit Committee, composed of Messrs. Raffay, Towne and Tracy, held four meetings during 2007. The Audit Committee meets annually to consider the report and recommendation of the Company’s independent auditors and is available for additional meetings upon request of such auditors. The Audit Committee’s functions also include the engagement and retention of such auditors, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company’s financial accounting and reporting. For additional information regarding the Audit Committee, see the “Report of the Audit Committee” below.
          The Compensation Committee is composed of Messrs. Lebel, Raffay, Towne and Tracy. The Compensation Committee sets the compensation for the executive officers of the Company and establishes compensation policies for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is primarily responsible for the administration of the Company’s stock option plans, under which option grants may be made to employees, officers, directors and consultants. The Compensation Committee convened three times in fiscal year 2007.
          During 2007, the Governance and Nominating Committee was composed of Messrs. Lebel, Raffay, Towne and Tracy. The Governance and Nominating Committee held one meeting during 2007.
          The Board of Directors held five meetings during 2007, of which one was telephonic. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.
          The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in Nasdaq Rule 4200(a)(15): Joseph Lebel, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy.
Director Nominations
          The Governance and Nominating Committee is composed of Messrs. Lebel, Raffay, Towne and Tracy. All of the committee members are independent directors. The duties and responsibilities of the Governance and Nominating Committee are set forth in a written

Nominating Committee Charter, which the Board of Directors adopted on March 9, 2004. A copy of the charter is available on EDAC’s website: www.edactechnologies.com . Nominations of candidates for election as directors may be made by the Governance and Nominating Committee or by shareholders. The Governance and Nominating Committee will consider director candidates recommended by shareholders.
          The general criteria that the Governance and Nominating Committee uses to select nominees are: such individual’s reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.
          A shareholder may nominate one or more persons for election as a director at a meeting of shareholders only if such shareholder has given timely notice in proper written form of his or her intent to make such nomination or nominations. To be timely, such shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder’s notice described above. To be in proper form, a shareholder’s notice to the Secretary shall set forth:
•	the name and address of the shareholder who intends to make the nomination, the name and address of the person or persons to be nominated;

•	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, that the shareholder will continue to be a holder of record of stock of the Company as of the date of such meeting and, if applicable, that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as director of the Company if so elected.
          The Chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
Director Attendance at the Annual Meeting
          Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the annual meeting.  All of our directors attended last year’s annual meeting, and we expect that all of our directors will attend this year’s annual meeting.
Shareholder Communications with the Board of Directors
          The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties. Absent unusual circumstances, the Chairman of the Board of Directors will, with the assistance of the Company’s outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
            Shareholders and other interested parties who wish to send communications to the Board should address such communications to Daniel C. Tracy, Chairman of the Board, EDAC Technologies Corporation, 1806 New Britain Ave., Farmington, CT 06032.
Fees of Independent Auditors
          The following is a summary of the fees billed by the Company’s principal accountant for professional services rendered for the fiscal years ended December 29, 2007 and December 30, 2006.

Fee Category	Fiscal 2007 fees	Fiscal 2006 fees
Audit Fees	$87,500	$82,000
Audit-related fees	—	—
Tax Fees	—	—
All Other Fees	18,692	27,070

Total Fees	$106,192	$109,070

          Audit Fees. Services consist of the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.
          Audit-Related Fees. Services consist of that which are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, but are not reported under “Audit Fees.” No such fees were incurred during the past two years.

          Tax Fees. Services consist of tax return preparation and tax advice for federal and state taxes. Services for 2007 and 2006 were provided by accountants other than the Company’s principal accountant.
          All Other Fees. Services consist of audits of the Company’s employee benefit plans and $3,092 for consulting work regarding internal controls for 2007 and $12,070 for consulting work regarding potential acquisition work in 2006.
          The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Carlin, Charron & Rosen, LLP.
          The Audit Committee’s policy is to pre-approve all audit services, audit related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by case basis.
          The Audit Committee approved all services and fees billed by the Company’s principal accountant for the fiscal years ended December 29, 2007 and December 30, 2006.
Report of the Audit Committee
          The Audit Committee is composed of three members of the Company’s Board of Directors, namely Messrs. Raffay, Towne and Tracy. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) for the listing standards of The Nasdaq Stock Market. The Board has identified Mr. Daniel Tracy as the “Audit Committee Financial Expert” as defined by the rules of the Securities and Exchange Commission (the “Commission”). The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, which the Board of Directors adopted on March 14, 2001, and amended on March 3, 2003 and March 8, 2004. A copy of the charter is available on EDAC’s website: www.edactechnologies.com .
          The Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 29, 2007, with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees,” as currently in effect; and

•	received and discussed with the Company’s independent auditors the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the matters disclosed in the letter and their independence from the Company.

          Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the Commission.

AUDIT COMMITTEE:
Stephen J. Raffay, Chairman
Ross C. Towne
Daniel C. Tracy
Compensation of Directors
          In 2007, the Company paid directors of the Company a retainer of $3,125 each fiscal quarter and $1,500 for each non-telephonic Board of Directors or committee meeting attended. The Chairman of the Board of Directors was paid an additional retainer of $1,250 each fiscal quarter and an additional $500 per non-telephonic meeting attended. Each director who serves as Chairman of a committee was paid an additional $500 for each non-telephonic meeting chaired by such director. In addition, each director who participates in a telephonic Board of Directors or committee meeting at which a substantive resolution is considered is paid $500. The directors waived their fee for a telephonic meeting held on April 11, 2007.
          A compensation review and evaluation conducted in 2006 by a compensation consulting firm, as more fully discussed below, included recommendations for modifications to increase the long-term compensation of the Board of Directors and reevaluate the total compensation of the Board of Directors annually or bi-annually based on local compensation considerations and the overall financial performance of the Company. After due consideration by the Compensation Committee and the Board of Directors, no action was taken on this recommendation in 2006.
          Effective January 1, 2008, the Company increased the directors’ retainers from $3,125 to $4,000 each fiscal quarter with the Chairman’s retainer increased from $4,375 to $6,000 each fiscal quarter.
          Each new director of the Company is granted a stock option to purchase 10,000 shares of Common Stock on the day of such director’s initial election to the Board of Directors. The exercise price of such options is equal to the fair market value of the Company’s Common Stock on the date of grant.
          In 2007, the Compensation Committee recommended, and the Board of Directors approved, the award of 10,000 stock options to each non-employee director (15,000 for the Chairman of the Board). The options were granted on December 3, 2007, vested immediately and will be exercisable for a period of five years from the date of grant.

2007 Director Compensation Table
          The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year 2007:

	Fees Earned or	Option
	paid in Cash	Awards	Total
Name	($)	($)(1) (2)	($)
Joseph Lebel	27,500	37,100	64,600

Stephen Raffay	35,500	37,100	72,600

Ross Towne	35,000	37,100	72,100

Daniel Tracy	42,000	55,650	97,650

(1)	Amounts reflect expense recognized by the Company for accounting purposes calculated in accordance with FAS123R with respect to stock options. The assumptions made in the valuation of these awards are set forth in Note C Common Stock and Stock Options to the Consolidated Financial Statements in Exhibit 13 to EDAC’s 2007 Annual Report on Form 10-K. Under FAS 123R, the entire expense of these stock options was recognized by the Company in the fourth quarter 2007.

(2)	The aggregate number of option awards outstanding at December 29, 2007 by director were: Mr. Lebel 20,000; Mr. Raffay 20,000; Mr. Towne 20,000 and Mr. Tracy 40,000.
Executive Officers
          The following table sets forth the name, age and current positions and offices of each executive officer of the Company:

Name	Age	Office
Dominick A. Pagano	64	President and Chief Executive Officer

Luciano M. Melluzzo	44	Vice President and Chief Operating Officer

Glenn L. Purple	52	Vice President – Finance, Chief Financial Officer and Secretary
          Mr. Pagano became President and Chief Executive Officer of the Company in August 2002. Until March 2007, Mr. Pagano also owned and operated Dapco Industries, Inc. a company that he founded in 1972, serving as its President and Chief Executive Officer.  In March 2007, Mr. Pagano sold Dapco Industries, Inc. and is currently under a two year contract serving on a part time basis as its President.
          Mr. Melluzzo joined the Company in November 2003 as Engineering Manager for the Company’s Spindle and Design operations. He was promoted in December 2004 to General Manager and in November 2005 was appointed Vice President and Chief Operating Officer. Prior to joining the Company and since May 1999, Mr. Melluzzo served as the Manager of Sales and Marketing of Quality Engineering Services, a manufacturing and design company, unaffiliated with the Company, specializing in molds, tool design, fixture and gage fabrication and special machinery.

          Mr. Purple joined the Company in February 1982 as Controller. He served as Controller until November 2002, when he was appointed Vice President – Finance, Chief Financial Officer and Secretary of the Company. Mr. Purple also served as Vice President – Finance and Chief Financial Officer of the Company from 1989 through 1996.
          Officers are elected annually by, and serve at the discretion of, the Board of Directors.
Compensation Discussion and Analysis
Design and Objectives:
The Compensation Committee is responsible for the design and administration of the Company’s executive and management compensation programs. The programs consist of: (i) base compensation in the form of a base salary plus typical employee fringe benefits, (ii) short-term incentives in the form of cash bonuses and (iii) long-term incentives in the form of stock options. These incentive programs are designed to align executive compensation with shareholder value. The overall goals of the compensation programs are to:
•	Ensure that the Company is able to attract, retain and motivate outstanding employees;

•	Ensure that pay levels remain competitive;

•	Encourage business development consistent with the business cycle of the Company;

•	Promote the achievement of financial objectives specified by the Company;

•	Recognize and reward employees for the Company’s performance and the achievement of individual goals and objectives.
Elements of Compensation:
          The Compensation Committee believes that each element of the compensation programs is essential to the achievement of short-term and long-term objectives of the Company. The following is a discussion of each of those elements.
          Base Compensation:
          Base compensation is a critical element of executive compensation because it provides executives with a consistent base level of income. During fiscal year 2007, base annual salaries for our executive officers were set at levels that the Compensation Committee believes, based on input from an external human resources consulting firm, are competitive with a relevant peer group of companies. We intend to evaluate our executive officers’ base annual salaries each year relative to local competitive situations for similar companies in the same or similar industries in order to continue to attract and retain qualified executive officers. In addition to compensation market data, the Compensation Committee also considers individual executive’s position scope and accountability, experience level and overall performance when determining base salary. To the extent they are eligible, executive officers of the Company are also able to participate in all benefit programs that the Company makes available to its employees, including, but not limited to, health and dental insurance.

          Short-Term Incentives:
          Executive officers can also earn short-term incentives in the form of an annual cash bonus based on the Company’s achievement of predetermined objective financial and other criteria established annually by the Compensation Committee. The Company’s short-term incentives are designed to produce compensation that the Compensation Committee believes is fair and competitive for executive officers when compared against a relevant peer group of companies. Short-term incentives are a key component of the total compensation offering and are designed to reward executives for achieving annual financial and other performance goals. We have used cash as the payment form to enhance the total cash opportunity for our executives which we believe strengthens our ability to attract and retain talented leaders.
          The target incentive bonuses for the executive officers of the Company have been established as a percentage of their base salary. The specific financial objectives established by the Compensation Committee to determine bonus compensation for fiscal year 2007 were based on the Company’s sales and operating income, and the achievement of certain personal performance objectives, as detailed in the chart below:

		Financial Objectives for Target Incentive
		Bonus
		(total 100%)
			Company	Individual
	Target Incentive Bonus	Company	Operating	Performance
Position	(Percentage of Base Salary)	Sales	Income	Objectives
Chief Executive Officer	50%	20%	60%	20%

Chief Operating Officer	40%	20%	60%	20%

Chief Financial Officer	30%	10%	70%	20%
          In connection with determining the annual bonuses for the executives, each element of the compensation programs is considered individually. For example, if corporate sales objectives and individual performance objectives are achieved, but corporate operating income falls short of the target objectives, then only a portion of the target incentive compensation would be awarded to the executive officer.
          Long-Term Incentives:
          Long-term incentives are awarded to executives in the form of stock options at the periodic and subjective discretion of the Compensation Committee, and as approved by the Board of Directors. The Board of Directors believes the awarding of such incentives will retain experienced and capable executive management focused on the longer term benefit of the shareholders. In particular, equity-based awards are intended to motivate our executive officers to improve the long-term performance of our common stock, and we therefore believe that equity-based compensation helps create a vital long-term partnership between our executive officers and shareholders.

          There is no direct or indirect relationship as to the allocation of short-term and long-term compensation programs of the Company. The awarding of short-term and long-term incentives and compensation to executive officers are based primarily on financial results and achievement of personal goals and objectives.
          Incentives are based primarily on historical results; therefore, the Compensation Committee has determined that there is no need to implement a plan to adjust or recover incentives previously granted executive officers. To the extent the incentive programs focus on future events, the value of long-term incentives (stock options) will be reflected in the market value of such options.
Overview of the Activities of the Compensation Committee:
          During 2006 the Board of Directors authorized the Compensation Committee to engage the services of Overton Consulting, Inc., an independent compensation consulting firm, to review and evaluate the various compensation programs of the Company’s management and proposed employment agreements of executive officers. The scope of the resulting review included cash compensation plans and short-term and long-term incentive programs of the Board of Directors, executive officers and division managers of the Company.
          As a result of the review and evaluation, certain salaries were adjusted to bring them within the competitive level of similar positions within the local market. Furthermore, in 2007 the Company entered into employment agreements with Mr. Purple and Mr. Melluzzo, and an amended employment agreement with Mr. Pagano, in order to (i) align the employment terms of these executive officers with the fiscal year of the Company, (ii) incorporate terms and conditions commensurate with the local market and industry and companies of a similar size and (iii) provide competitive compensation with similar positions in the local market. These employment agreements are further described elsewhere in this Proxy Statement under the heading “Employment Agreements”. The Chief Executive Officer’s employment agreement provides for (among other things), compensation equivalent to his annual compensation (including typical employee fringe benefits) in the event of a change of control which is defined in the agreement as previously filed with the Securities and Exchange Commission.
          The Compensation Committee recommended, and the Board of Directors approved, the granting of a total of 143,500 stock options to the three executive officers and six divisional managers and supervisors. The options were granted on December 3, 2007, vested ratably over a period of three years and are exercisable for a period of five years from the date of grant.
          The Compensation Committee convened three times in fiscal year 2007. The executive officers of the Company do not play a role in determining or recommending the amount or form of executive and director compensation. The Compensation Committee does not have a charter.
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting.

COMPENSATION COMMITTEE:
Ross C. Towne, Chairman
Joseph P. Lebel
Stephen J. Raffay
Daniel C. Tracy
Executive Compensation
Summary Compensation Information
          The following table sets forth certain information concerning compensation of the Company’s Principal Executive Officer, Principal Financial Officer and other executive officer of the Company who served during 2007 (collectively, the “Named Executive Officers”).
2007 Summary Compensation Table

					Change in
					Pension Value
					and
					Nonqualified	All
					Deferred	Other
				Option	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards	Earnings	sation	Total
Position	Year	($)	($)	($)(1)	($) (2)	($) (3)	($)
Dominick A. Pagano	2007	200,000	108,000	21,364	—	21,500	350,864
President and Chief	2006	180,000	20,000	813	—	27,000	227,813
Executive Officer

Luciano M. Melluzzo	2007	170,000	73,444	19,308	165	—	262,917
Vice President and Chief	2006	160,000	14,420	12,870	—	—	187,290
Operating Officer

Glenn L. Purple	2007	141,000	45,684	11,963	1,950	—	200,597
Vice President and Chief	2006	132,356	33,453	7,487	269	—	173,565
Financial Officer

(1)	Amounts reflect expense recognized by EDAC for accounting purposes calculated in accordance with FAS123R with respect to stock options. The assumptions made in the valuation of these awards are set forth in Note C Common Stock and Stock Options to the Consolidated Financial Statements in Exhibit 13 to EDAC’s 2007 Annual Report on Form 10-K. Under FAS 123R, the stock options are amortized over their 36 month vesting period.

(2)	Amount represents the change in the actuarial present value of the accumulated benefit under the Company’s defined benefit plan. The amount for Mr. Melluzzo for 2006 was negative $81 and therefore excluded from the above table. This plan was frozen with respect to all future benefits as of April 1, 1993.

(3)	Other compensation for Mr. Pagano represents director retainers and board meeting fees.

Option Grants
          The following table provides certain information regarding stock options granted to the Named Executive Officers in 2007.
2007 Grants of Plan-Based Awards

		All Other
		Option	Exercise
		Awards:	or Base	Grant Date
		Number of	Price of	Fair Value
		Securities	Option	Of Stock
		Underlying	Awards	and Option
Name	Date	Options	($/sh) (1)	Awards (2)
Dominick A. Pagano	12/3/07	100,000	9.28	$345,000

Luciano M. Melluzzo	12/3/07	15,000	9.28	$51,750

Glenn L. Purple	12/3/07	7,500	9.28	$25,950

(1)	Consists of stock options with an exercise price equal to the closing price of EDAC common stock on the date of grant and a five year term. Options are exercisable 1/3 after 1 year, 2/3 after 2 years and are fully exercisable after 3 years.

(2)	Reflects grant date fair value of stock options calculated in accordance with FAS 123R.
Fiscal Year-End Option Values
          The following table provides certain information regarding options held by the Named Executive Officers as of December 29, 2007.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Unearned	Option	Option
	Options (#)	Options (#)	Options	Exercise	Expiration
Name	Exerciseable	Unexerciseable	(#)	Price($)	Date
Dominick A. Pagano	—	100,000 (1)	—	9.28	12/02/12
	8,333	16,667 (2)	—	2.90	12/04/16
	140,000	—	—	0.60	8/12/12
Luciano M. Melluzzo	—	15,000 (1)	—	9.28	12/02/12

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Unearned	Option	Option
	Options (#)	Options (#)	Options	Exercise	Expiration
Name	Exerciseable	Unexerciseable	(#)	Price($)	Date
Luciano M. Melluzzo (con’t)	3,333	6,667 (2)	—	2.90	12/04/16
	6,667	13,333 (3)	—	3.70	12/30/15
	2,500	—	—	1.67	12/6/14
	5,000	—	—	1.10	12/7/13
Glenn L. Purple	—	7,500 (1)	—	9.28	12/02/12
	2,500	5,000 (2)	—	2.90	12/04/16
	3,333	6,667 (3)	—	3.70	12/30/15
	5,000	—	—	1.67	12/6/14
	2,500	—	—	1.10	1/5/14
	5,000	—	—	0.51	12/2/12
	5,000	—	—	1.3125	2/4/11
	3,000	—	—	0.97	6/12/10

(1)	Scheduled to vest 1/3 on December 3, 2008, 1/3 on December 3, 2009 and 1/3 on December 3, 2010.

(2)	Scheduled to vest 1/2 on December 4, 2008 and 1/2 on December 4, 2009.

(3)	Scheduled to vest 1/2 on December 30, 2007 and 1/2 on December 30, 2008.
Pension Plan

		Number of	Present Value of
		Years	Accumulated
		Credited Service	Benefits (2)
Name	Plan Name	#	$
Luciano M. Melluzzo	(1)	8	6,590

Glenn L. Purple	(1)	11	33,125

(1)	Plan name is EDAC Technologies Corporation Gros-Ite Division Employees’ Pension Plan.

(2)	The Present Value of Accumulated Benefits is calculated using a discount rate of 6.25%. Reference Note E to the Consolidated Financial Statements on pages 27 through 30 of the Company’s 2007 Annual Report to Shareholders.
The plan provides for benefits based on years of service and compensation during the last five years of employment prior to April 1, 1993. The normal retirement benefit payable monthly at age 65 is calculated as one-twelfth of the sum of 1.5% of final average compensation less .45%

of the offset allowance multiplied by the years of credited service to a maximum of 30 years. The offset allowance is the lesser of $10,000 per year or the final average compensation. Final average compensation used in the formula includes an employee’s salary, or if paid hourly, his hourly rate of pay multiplied by 2,080. In March 1993, the Board of Directors approved a curtailment to the plan which resulted in the freezing of all future benefits under the plan as of April 1, 1993.
Potential Payments Upon Termination
Regarding Mr. Melluzzo and Mr. Purple:
          If the Company terminates the officer’s employment for any reason other than cause, or if the officer terminates his employment for “good reason”, the officer is entitled to receive the following for the 12 month period following the date of his termination: (i) the officer’s salary as in effect on the date of his termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments), (ii) any incentive compensation earned by the officer through the date of his termination (payable to him at the customary time), and (iii) the other fringe benefits that were provided to the officer while employed by the Company including health and dental insurance, to the extent such benefits can be provided by the Company to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof. The payment of these amounts is contingent upon the officer executing a release.
          The officer can terminate his employment for “good reason” if any of the following occurs during the term of his employment, (i) a material reduction in the officer’s authority, duties or compensation without the prior written consent of the officer, (ii) a material breach by the Company of the terms of the agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from the officer to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, or (iii) the relocation of the officer’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut.
          By way of example, if Mr. Melluzzo terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Melluzzo assuming termination occurred on December 29, 2007 would be $243,444 (payable in 12 equal monthly installments). In addition, his 2007 bonus of $73,444 would be paid at the customary time by March 15, 2008.
          By way of example, if Mr. Purple terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Purple assuming termination occurred on December 29, 2007 would be $186,684 (payable in 12 equal monthly installments). In addition, his 2007 bonus of $45,684 would be paid at the customary time by March 15, 2008.
Regarding Mr. Pagano:
          If the Company terminates Mr. Pagano’s employment for any reason other than cause, or if Mr. Pagano terminates his employment for “good reason”, Mr. Pagano is entitled to receive the following for the 12 month period following the date of his termination: (i) Mr. Pagano’s salary as in effect on the date of his termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments), (ii) any incentive compensation earned by Mr. Pagano through the date of his termination (payable to him at the customary time), and (iii) the other fringe benefits that were provided to Mr. Pagano while employed by the Company including health and dental insurance, to the extent such benefits can be provided by the Company to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof. The payment of these amounts is contingent upon Mr. Pagano executing a release.
          Mr. Pagano can terminate his employment for “good reason” if any of the following occurs during the term of his employment, (i) a material reduction in Mr. Pagano’s authority, duties or compensation without the prior written consent of Mr. Pagano, (ii) a material breach by the Company of the terms of the agreement, which breach, if capable of being remedied, (A) the Company has not taken appropriate action to remedy within 10 business days following written notice from Mr. Pagano to the Company notifying it of such breach, and (B) is not remedied by the Company within 30 days following such written notice, (iii) the relocation of Mr. Pagano’s place of work more than 30 miles from the Company’s current facilities in Farmington, Connecticut, or (iv) a “change of control” of the Company.
          A “change of control” is defined pursuant to Mr. Pagano’s employment agreement to mean: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; (ii) such time as the Continuing Directors (as defined below) do not constitute two-thirds of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of the new agreement or (B) who was nominated or elected subsequent to such date by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there is excluded from clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company, unless the owners of the capital stock of the Company before such transaction continue to own more than 50% of the capital stock of the acquiring or succeeding entity in substantially the same proportions immediately following such a transaction.
          By way of example, if Mr. Pagano terminates his employment pursuant to the provisions set forth above, the amount due to Mr. Pagano assuming termination occurred on December 29, 2007 would be $308,000 (payable in 12 equal monthly installments). In addition his 2007 bonus of $108,000 would be paid at the customary time by March 15, 2008.

Employment Agreements
Amended and Restated Employment Agreement – between the Company and Dominick A. Pagano.
          On February 12, 2007, the Company entered into an Amended and Restated Employment Agreement with its current President and Chief Executive Officer, Dominick A. Pagano, which replaced his employment agreement dated as of February 13, 2005. Under the new agreement, the initial term commenced on the first day of the Company’s 2007 fiscal year and continued until the last day of the Company’s 2007 fiscal year, and automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Pagano’s annual base salary for the Company’s 2007 fiscal year was $200,000, subject to adjustment thereafter, and his annual base salary is currently $225,000 for the Company’s 2008 fiscal year. To the extent he is eligible, Mr. Pagano is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the new agreement, the Company may terminate Mr. Pagano’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr. Pagano. Mr. Pagano may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The new agreement provides that if Mr. Pagano’s employment terminates because of death or disability, or if the Company terminates Mr. Pagano’s employment for cause or Mr. Pagano terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Pagano is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
          While Mr. Pagano is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Pagano cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Pagano was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Pagano to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Pagano’s employment with the Company.

Employment Agreement – between the Company and Glenn L. Purple.
          On February 12, 2007, the Company entered into an Employment Agreement with its current Vice President – Finance, Chief Financial Officer, and Secretary, Glenn L. Purple. Under the agreement, the initial term commenced on the first day of the Company’s 2007 fiscal year and continued until the last day of the Company’s 2007 fiscal year, and automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Purple’s initial annual base salary was $141,000 subject to adjustment thereafter, and his annual base salary is currently $155,500 for the Company’s 2008 fiscal year. To the extent he is eligible, Mr. Purple is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the agreement, the Company may terminate Mr. Purple’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr. Purple. Mr. Purple may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The agreement provides that if Mr. Purple’s employment terminates because of death or disability, or if the Company terminates Mr. Purple’s employment for cause or Mr. Purple terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Purple is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
     While Mr. Purple is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Purple cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Purple was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Purple to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Purple to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Purple’s employment with the Company.
Employment Agreement – between the Company and Luciano M. Melluzzo.
          On February 12, 2007, the Company entered into an Employment Agreement with its current Vice President and Chief Operating Officer, Luciano M. Melluzzo. Under the agreement, the initial term commenced on the first day of the Company’s 2007 fiscal year and continued until the last day of the Company’s 2007 fiscal year, and automatically extends for successive periods of 12 months (equal to the Company’s next fiscal year period) unless either party gives the other 90 days advance written notice to the contrary. Mr. Melluzzo’s initial annual base salary was $170,000, subject to adjustment thereafter, and his annual base salary is currently $190,000 for the Company’s 2008 fiscal year. To the extent he is eligible, Mr. Melluzzo is entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees. Under the agreement, the Company may terminate Mr. Melluzzo’s employment for cause (as defined in the agreement), or upon not less than 90 days’ prior written notice to Mr. Melluzzo. Mr. Melluzzo may terminate his employment with the Company for “good reason” or upon 90 days’ advance written notice to the Company.
          The agreement provides that if Mr. Melluzzo’s employment terminates because of death or disability, or if the Company terminates Mr. Melluzzo’s employment for cause or Mr. Melluzzo terminates his employment (without “good reason”) upon 90 days’ advance written notice to the Company, Mr. Melluzzo is entitled to the compensation, bonus and benefits otherwise payable to him under the agreement through the last day of his actual employment by the Company.
          While Mr. Melluzzo is employed by the Company, and if the Company terminates his employment for cause, for a period of one year following such termination, Mr. Melluzzo cannot directly or indirectly: (a) engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business as conducted as of the termination date, including but not limited to any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed, sold or provided, or planned to be developed, manufactured, marketed, sold or provided, by the Company or any of its subsidiaries while Mr. Melluzzo was employed by the Company; or (b) either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by Mr. Melluzzo to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Mr. Melluzzo to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the twelve-month period preceding the date of termination of Mr. Melluzzo’s employment with the Company.
Review and Approval of Transactions with Related Persons
          The Board of Directors reviews on a case-by-case basis any direct or indirect transactions between the Company and its executive officers, directors or stockholders holding 5% or more of its voting securities, and any other transactions required to be disclosed as related person transactions by Item 404 of the SEC’s Regulation S-K. The Board of Directors has adopted a written Related Person Transaction Policy for the review, approval or ratification of transactions with related persons. Pursuant to this policy, all related person transactions or series of similar transactions required to be disclosed by the SEC rules are prohibited unless approved or ratified by the Board of Directors. In general, the Board of Directors will consider all relevant facts and circumstances when reviewing any potential related person transaction, including, for example, the commercial reasonableness of its terms; the benefit to the Company; the opportunity costs of alternate transactions; and the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.

          If the potential transaction were to involve a Board member, he or she must be available to answer questions, but would neither participate in any discussion or vote to either approve or disapprove the transaction.
          The Board will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If the Board determines not to approve or ratify a related person transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being reviewed), the transaction will not be entered into or continued, as the Board shall direct.
          The Company has advised its directors and executive officers that they are required to promptly notify the Corporate Secretary of the Company of any proposed related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction. The Corporate Secretary of the Company is responsible for taking all reasonable steps to ensure that all related person transactions be presented to the Board of Directors for review and discussion, and if appropriate, pre-approval or ratification by the Board of Directors.
Compensation Committee Interlocks and Insider Participation
          The Compensation Committee consists solely of independent directors. During the fiscal year ended December 29, 2007, the following board members served on the Compensation Committee: Joseph P. Lebel, Stephen J. Raffay, Ross Towne and Daniel Tracy. No member of the Compensation Committee was at any time during fiscal year 2007 an officer or employee of the Company or any subsidiary of the Company, or formerly an officer of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
PROPOSAL NO. 2 — AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
Description of the Amendment and Vote Required
          On March 4, 2008, the Board of Directors adopted an amendment to the Company’s Articles of Incorporation to increase the total number of shares of Common Stock, $0.0025 par value, that the Company is authorized to issue from 10,000,000 to 20,000,000 (the “Proposed Amendment”) and directed that the Proposed Amendment be submitted to the shareholders for approval at the 2008 Annual Meeting of Shareholders. The Proposed Amendment will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the 2008 Annual Meeting of Shareholders, and the subsequent filing of the Proposed Amendment with the Wisconsin Department of Financial Institutions.
Reasons For and Effects of the Proposed Amendment
          The Proposed Amendment, if adopted, will ensure that a sufficient number of shares of Common Stock of the Company will be available for issuance in the future. The Board of

Directors believes that it is prudent to provide flexibility by authorizing a sufficient number of shares to avoid the necessity, as well as the delay and expense, of an additional shareholder vote in the foreseeable future. At the close of business on April 15, 2008, of the 10,000,000 authorized shares of Common Stock, 4,666,970 were issued and outstanding. There are 574,167 shares of Common Stock reserved (but not yet issued) for outstanding stock options and an additional 563,266 shares of Common Stock that will be or have been reserved (but not yet issued) for future option grants pursuant to the Company’s stock option plans, if the EDAC Technologies Corporation 2008 Equity Incentive Plan, which will reserve 500,000 shares of Common Stock, is approved by the shareholders of the Company, and the Board of Directors, as is planned, terminates two existing stock option plans. The net result of these actions will be that 4,195,597 shares will be available for other purposes under the existing Articles of Incorporation.
          The Board of Directors wishes to plan ahead in the event of future needs for the Company’s shares of Common Stock. For example, the Company may grow by acquisition in the future and could utilize its shares as consideration for such acquisitions, or shares could be used as a means of obtaining additional capital. The Board of Directors may also consider a stock split or stock dividend in the future. Although the Board of Directors is not at this time considering any such transaction, the Company might not have enough available shares of Common Stock for these types of transactions in the future if the Proposed Amendment is not adopted by the shareholders. Under Wisconsin law, the Proposed Amendment will not result in any change to the annual filing fees that the Company currently pays to the Wisconsin Department of Financial Institutions.
     Therefore, the Board of Directors believes that it is in the Company’s best interest to have the authority to issue additional shares of Common Stock for various corporate purposes. Although management could use such shares to block an attempt to take over the Company, the increase in authorized shares is not proposed for that purpose. Neither the Company’s Articles of Incorporation nor bylaws contain any other provisions which are intended to inhibit a takeover of the Company. However, the Company is subject to the Wisconsin law, which contains several provisions that could have the effect of discouraging non-negotiated takeover proposals or impeding a business combination. These provisions include: (i) requiring a supermajority vote of shareholders, in addition to any vote otherwise required, to approve business combinations that do not meet the adequacy of price standards under Wisconsin law; (ii) prohibiting certain business combinations between the Company and a major shareholder of the Company for a period of three years, unless the combination was approved by the Company’s Board of Directors prior to the time the major shareholder became a 10% or greater beneficial owner of shares or under some other circumstances; and (iii) limiting actions that the Company can take while a takeover offer for the Company is being made or after a takeover offer has been publicly announced and before it is concluded.

     Depending upon the consideration for which they may be issued, the future issuance of shares of Common Stock may have a dilutive effect on the Company’s per share earnings or book value per share. However, the Board of Directors does not have any current plans for the issuance of shares of Common Stock that it expects would have a materially dilutive effect. No shareholder, as such, has any preemptive or preferential rights to purchase the Company’s shares, whether now or hereafter authorized, or any obligations of the Company which are convertible into shares.

          The Board of Directors has, as to the currently authorized shares of Common Stock, and will have, as to the newly authorized shares of Common Stock, the power to issue shares for such lawful consideration, not less than the par value, as may be fixed from time to time by the Board of Directors. It is not anticipated that further shareholder approval for the issuance of the additional shares would be solicited or required; however, NASDAQ rules do require shareholder approval in connection with certain compensation plans and other transactions. The Company would, of course, seek shareholder approval if those rules require such approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
PROPOSAL NO. 3 — APPROVAL OF THE EDAC TECHNOLOGIES CORPORATION 2008 EQUITY INCENTIVE PLAN
Description of the Plan and Vote Required
          On March 4, 2008, the Board of Directors adopted the EDAC Technologies Corporation 2008 Equity Incentive Plan (the “2008 Plan”) and directed that it be submitted to the shareholders for approval at the 2008 Annual Meeting of Shareholders. The 2008 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareholders.
          As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, stock options are a part of the long-term incentive component of our overall compensation philosophy. Presently the Company has reserved 483,166 shares for future issuance of stock options under its existing plans as follows:

1996 Stock Option Plan	236,500
1998 Employee Stock Option Plan	183,400
2000 Employee Stock Option Plan	45,500
2000-B Employee Stock Option Plan	17,766

Total	483,166
Because the 1996 and the 1998 Plans do not contain provisions contained in the 2000 and 2000-B Plans addressing the affect of a change of control on outstanding options, the Board has not awarded stock options grants from these older plans in recent years. In addition, none of our plans provides for the grant of incentive stock options to employees. As discussed below, incentive stock options, among other things, provide for more favorable tax benefits for the recipient than nonqualified stock options, and are used by many companies today. Only employees are eligible to receive incentive stock options. The Board of Directors believes that such options should be an important part of our overall compensation program to recruit, retain and incentivize management. If the shareholders approve the 2008 Plan, the Board of Directors will terminate the 1996 Plan, which currently has no options outstanding. Additionally, the Board of Directors will not issue any additional options under the 1998 Plan, which currently has 13,000 options outstanding, and will terminate that plan when those options are exercised or forfeited. As a result of these planned terminations, the Company will have a total of 563,266 shares reserved for stock options if the shareholders approve the 2008 Plan.
          The purpose of the 2008 Plan is to attract and retain employees and directors, to provide an incentive for them to assist the Company to achieve its long-range performance goals, and to enable them to participate in the long-term growth of the Company. The 2008 Plan will permit the Company to grant incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) to employees, and nonqualified stock options to employees and directors. Incentive stock options and nonqualified stock options are collectively referred to in this Proxy Statement as “Options”.
Summary of the 2008 Plan
          The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is attached as Appendix I to this Proxy Statement. The Board of Directors will be responsible for the administration of the 2008 Plan, and may delegate such responsibility to the Compensation Committee pursuant to the terms of the 2008 Plan. The Board of Directors, or Compensation Committee if such authority is delegated, has full and final authority, in its discretion, to select the employees and directors who would be granted Options and to determine the number of shares subject to each Option, the duration of each Option and the terms and conditions of each Option granted, subject to the terms of the 2008 Plan.
          The major provisions of the 2008 Plan are as follows:
          Eligibility. Nonqualified stock options may be granted to any employee or director of the Company. Incentive stock options may only be granted to employees of the Company. Incentive stock options are not transferable, except in the case of death. Nonqualified stock options are not transferable, except in the case of death or as otherwise provided by the Board of Directors. Approximately 223 employees, including executive officers, and all directors of the Company may be considered for awards.
          Option Price. The option price shall be no less than 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of the 2008 Plan, the fair market value of the Common Stock is on any given date, the closing sales price of one share of Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on a national securities exchange (including the NASDAQ Capital Market) on which the Common Stock may be listed, as reported by such national securities exchange. If the Common Stock is not listed on a national securities exchange, but is quoted on the OTC Bulletin Board or similar regulated quotation service, the fair market value of the Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, fair market value shall be determined by the Board in good faith by any fair and reasonable means established by the Board from time to time (which means may be set forth with greater specificity in the applicable written document granting such award).
          Duration of Options. Options will terminate on the date fixed by the Board of Directors at the time of grant, but no later than ten years from the date of grant.
          Vesting. Vesting determines when an option may be first exercised. The Board of Directors shall specify the relevant vesting provisions at the time of the grant. Upon a change in control (as defined in the 2008 Plan), the Board of Directors may take one or more of the following actions with respect to any outstanding Option: (i) provide for the acceleration of any time period relating to the exercise or realization of the Options, (ii) provide for the purchase of the Options upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Options had the Options been currently exercisable or payable, (iii) adjust the terms of the Options in a manner determined by the Board to reflect the change in control, (iv) cause the Options to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Company. Notwithstanding the foregoing, any change in incentive stock options shall comply with the rules under Section 424 of the Tax Code and no change may be made to any Options which would make the Options subject to the provisions of Section 409A of the Tax Code. Generally, in the event of disability, death, retirement or other termination of employment, in most cases, it is expected that options will lapse 90 days after such event.
          Exercise Period. The exercise period for incentive stock options may not exceed 10 years from the date of grant. The exercise period for nonqualified stock options will be determined at the time of grant. If a participant’s employment by the Company is terminated for any reason the participant in most cases is expected to have 90 days to exercise any vested options unless the option expires earlier. However, the Board of Directors has the authority to alter the terms of any Option at grant or while outstanding; provided, however, any change in incentive stock options shall comply with the rules under Section 424 of the Tax Code and no change may be made to any Options which would make the Options subject to the provisions of Section 409A of the Tax Code.
          Payment. The exercise price must be paid in full at the time the option is exercised. Cashless exercises may be permitted by the Board of Directors. In a cashless exercise, the participant sells some of the shares acquired upon exercise and delivers the proceeds to the Company.
          Shares That May Be Issued under the 2008 Plan. A maximum of 500,000 shares of Common Stock, subject to adjustment as described below, may be issued or transferred pursuant to Options granted under the 2008 Plan. In order to preserve the benefits or potential benefits intended to be made available under the 2008 Plan, the number of shares available under the 2008 Plan is subject to adjustment upon the occurrence of certain events described in the 2008 Plan, including a stock dividend, extraordinary cash dividend, recapitalization, stock split, reorganization or other similar action. No person may receive an incentive stock option if, at the time of grant, the person owns, directly or indirectly, shares of the Common Stock representing more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the Common Stock and the exercise period of such incentive stock option is limited to five years. The maximum fair market value, determined at time of grant, of the Common Stock covered by incentive stock options that first become exercisable by any employee in any one calendar year is limited to $100,000.
Federal Income Tax Consequences to the Company and the Participant
          Nonqualified Stock Options. Under present Federal tax laws, there will be no Federal income tax consequences to either the Company or the participant upon the grant of a nonqualified stock option. The participant will realize ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of fair market value of the Common

Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain or loss, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain or loss, depending on the participant’s holding period.
          Incentive Stock Options. Under present Federal tax laws, there will be no Federal income tax consequences to either the Company or a participant upon the grant of an incentive stock option, nor will a participant’s exercise of an incentive stock option result in Federal income tax consequences to the Company. Although a participant will not realize ordinary income upon his exercise of an incentive stock option, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income and, thus, may result in the imposition of the “alternative minimum tax” on the participant. If a participant does not dispose of Common Stock acquired through an incentive stock option within one year of the incentive stock option’s date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the participant. If a participant disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon a subsequent disposition will constitute ordinary income to the participant in the year of the disposition. Any additional gain upon such disposition will be taxed as ordinary income. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to a participant.
          The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on April 15, 2008, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.
Term
          The 2008 Plan will become effective if approved by the shareholders at the 2008 Annual Meeting of Shareholders, and unless earlier terminated by the Board, will terminate ten years after the effective date of the 2008 Plan.
Termination of and Amendments to the 2008 Plan; No Repricing or Replacing Options without Shareholder Approval
          The Board of Directors may terminate or amend the 2008 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company’s Common Stock may be reserved for the 2008 Plan, and no outstanding option may be repriced or replaced, without the approval of the shareholders within one year of the adoption of such amendment.
New Plan Benefit
          The benefits or amounts to be received by or allocated to participants and the number of options to be granted under the 2008 Plan cannot be determined at this time because the amount and type of grant to be made to any eligible participant in any year is to be determined at the discretion of the Board of Directors.

Termination of Certain Existing Stock Option Plans
          If the shareholders approve the 2008 Plan, the Board of Directors will terminate the EDAC Technologies Corporation 1996 Stock Option Plan, which currently does not have any options outstanding. Additionally, the Board of Directors will not make additional awards under the EDAC Technologies Corporation 1998 Employee Stock Option Plan, and will terminate that Plan when the existing outstanding options (13,000) are exercised or forfeited.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE EDAC TECHNOLOGIES CORPORATION
2008 EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
          The Audit Committee of the Board of Directors has appointed Carlin, Charron & Rosen LLP as the Company’s independent auditors for the 2008 fiscal year. Carlin, Charron & Rosen LLP has served as the Company’s independent auditors since August 2003. Although this appointment is not required to be submitted to a vote of shareholders, the Company believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. The Board of Directors recommends that all shareholders vote “FOR” the ratification of the appointment of Carlin, Charron & Rosen LLP as the Company’s independent auditors. If shareholder ratification is not received, the Audit Committee of the Board of Directors may reconsider the appointment of Carlin, Charron & Rosen LLP.
          It is expected that a representative of Carlin, Charron & Rosen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.
SECURITY OWNERSHIP
               The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 31, 2008 by (i) each director, nominee for director and Named Executive Officer, (ii) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock and (iii) all directors and executive officers as a group.
               The Company has determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared with spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of March 31, 2008 are deemed to be outstanding and to be beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent
Name	Beneficially Owned	of Class
Joseph P. Lebel (1)	155,557	3.3
Luciano M. Melluzzo (2)	25,207	*
Dominick A. Pagano (3)	370,101	7.7
Glenn L. Purple (4)	49,138	1.1
Stephen J. Raffay (5)	31,000	*
Ross C. Towne (6)	70,090	1.5
Daniel C. Tracy (7)	149,618	3.2
All Directors and Executive Officers as a group (7 persons) (8)	850,711	17.1
Greenwood Investments (9)	241,100	5.2

*	Represents beneficial ownership of less than 1%.

(1)	Includes 20,000 shares subject to stock options held by Mr. Lebel.

(2)	Includes 24,166 shares subject to stock options held by Mr. Melluzzo. Mr. Melluzzo is Vice President and Chief Operating Officer, and is not a director.

(3)	Includes 148,333 shares subject to stock options held by Mr. Pagano. Mr. Pagano’s address is 1806 New Britain Avenue, Farmington, Connecticut 06032.

(4)	Includes 29,667 shares subject to stock options held by Mr. Purple. Mr. Purple is Vice President – Finance, Chief Financial Officer and Secretary, and is not a director.

(5)	Includes 20,000 shares subject to stock options held by Mr. Raffay.

(6)	Includes 20,000 shares subject to stock options held by Mr. Towne.

(7)	Includes 40,000 shares subject to stock options held by Mr. Tracy.

(8)	Includes 302,166 shares subject to stock options held by all directors and executive officers as a group.

(9)	The amount shown and the following information is derived from a Schedule 13G filed by Steven Tannenbaum, Greenwood Investments, Inc. (“General Partner”), Greenwood Capital Limited Partnership (“Capital”) and Greenwood Investors Limited Partnership (“Investors”), collectively the “Reporting Persons”, reporting a beneficial ownership as of January 4, 2008. The Reporting Persons jointly filed the Schedule 13G pursuant to a Joint Filing Agreement. Capital beneficially owns 132,000 shares, Investors beneficially owns 109,100 shares, the General Partner as the sole general partner of each of Capital and Investors and Mr. Tannenbaum, as the president of the General Partner, each beneficially owns 241,000 shares. The address of the Reporting Persons is 420 Boylston Street, 5th Floor, Boston, MA 02116.

          The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.
SHAREHOLDER PROPOSALS
          Any shareholder who desires to submit a proposal for inclusion in the proxy statement and form of proxy for the Company’s 2009 Annual Meeting must submit the proposal in writing to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032, no later than December 30, 2008.
          The Company’s Amended and Restated By-Laws require a shareholder to give advance notice of any proposal, including the nomination of candidates for the Board of Directors, that the shareholder wishes to bring before a meeting of shareholders of the Company. In general, for a proposal to be brought before a meeting of shareholders by a shareholder, written notice of the shareholder proposal must be delivered to, or mailed to and received by, the Secretary of the Company at the principal executive offices of the Company, not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. The written notice of a shareholder proposal must contain all of the information required by the Company’s Amended and Restated By-Laws. Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company’s equity securities on Forms 4 or 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company’s directors and executive officers that no forms were required to be filed, the Company believes that during fiscal year 2007, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.
OTHER MATTERS
          The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting,

including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.
          All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.
          The Board of Directors hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

By Order of the Board of Directors

/s/ Glenn L. Purple Glenn L. Purple, Secretary

Farmington, Connecticut
April 18, 2008

Appendix I
EDAC TECHNOLOGIES CORPORATION
2008 EQUITY INCENTIVE PLAN
Section 1. Purpose
          The purpose of the EDAC Technologies Corporation 2008 Equity Incentive Plan (the “2008 Plan”) is to attract and retain employees and directors to provide an incentive for them to assist EDAC Technologies Corporation (the “Corporation”) to achieve its long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.
Section 2. Definitions
(a)	“Award” means any Option awarded under the 2008 Plan.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d)	“Committee” means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the 2008 Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(e)	“Common Stock” or “Stock” means the Common Stock, par value $0.0025 per share, of the Corporation.

(f)	“Corporation” means EDAC Technologies Corporation

(g)	“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

(h)	“Director” means any non-employee member of the Board.

(i)	“Fair Market Value” means with respect to Common Stock on any given date, the closing sales price of one share of Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on a national securities exchange (including the NASDAQ Capital Market) on which the Common Stock may be listed, as reported by such national securities exchange. If the Common Stock is not listed on a national securities exchange, but is quoted on the OTC Bulletin Board or similar regulated quotation service, the Fair Market Value of the

Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means established by the Board from time to time (which means may be set forth with greater specificity in the applicable written document granting such Award). The Fair Market Value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means established by the Board from time to time.

(j)	“Incentive Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.

(k)	“Nonqualified Stock Option” means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is not intended to be an Incentive Stock Option.

(l)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(m)	“Participant” means a person selected by the Board to receive an Award under the 2008 Plan.
Section 3. Administration
          The Board shall have the responsibility to administer the 2008 Plan. However, the Board may designate the Committee to administer the 2008 Plan on its behalf. The Board, or if designated, the Committee, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2008 Plan as it shall from time to time consider advisable, and to interpret the provisions of the 2008 Plan. The Board’s decisions shall be final and binding. To the extent permitted by applicable law and permitted to meet the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the 2008 Plan with respect thereto.
Section 4. Eligibility
          All employees and, in the case of Awards other than Incentive Stock Options, Directors of the Corporation capable of contributing significantly to the successful performance of the Corporation are eligible to be Participants in the 2008 Plan.

Section 5. Stock Available for Awards
(a)	Subject to adjustment under subsection (b), Awards may be made under the 2008 Plan of up to a maximum of 500,000 shares of Common Stock. If any Award in respect of shares of Common Stock granted under the 2008 Plan expires, terminates, is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the 2008 Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the 2008 Plan. Shares issued under the 2008 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, stock split, reverse stock split, reclassification, reorganization, merger, consolidation, split-up, spin-off, liquidation, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the 2008 Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under Section 422 of the Code, and with respect to other Awards, any applicable requirements of Section 409A of the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the 2008 Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.
Section 6. Stock Options
(a)	Subject to the provisions of the 2008 Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b)	The Board shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to such Option.

(c)	Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)	No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of shares of Common Stock owned by the option holder, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called “cashless exercise”), or such other lawful consideration as the Board may determine.
(e)	In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:
(i)	Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Code), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

(ii)	Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

(iii)	Such options shall not be granted more than ten years from the effective date of the 2008 Plan or any subsequent amendment to the 2008 Plan approved by the stockholders of the Corporation which extends this Incentive Stock Option expiration date, and shall not be exercisable more than ten years from the date of grant.

(iv)	Notwithstanding other provisions hereof, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the employee during any calendar year (under all such plans of the employee’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

Section 7. General Provisions Applicable to Awards
(a)	Documentation. Each Award under the 2008 Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the 2008 Plan as the Board considers necessary or advisable to achieve the purposes of the 2008 Plan or comply with applicable tax and regulatory laws and accounting principles. If such written document evidences an Award of Options, it shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Nonqualified Stock Options.

(b)	Board Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the 2008 Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

(c)	Settlement. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under the 2008 Plan), such shares must have been held by the Participant for at least six months.

(d)	Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e)	Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Corporation, as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation. Notwithstanding the foregoing, any change in Incentive Stock Options shall comply with the rules under Section 424 of the Code and no change may be made to any Award which would make the Award subject to the provisions of Section 409A of the Code.

(f)	Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. In the Board’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(g)	Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(h)	Transfer. Except as otherwise provided by the Board, Awards under the 2008 Plan are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

(i)	Compliance with Section 409A of the Code. To the extent applicable, the 2008 Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409A. To the extent that any provision of the 2008 Plan violates Section 409A, such provision shall be deemed inoperative and the remaining provisions of the 2008 Plan shall continue to be fully effective.
Section 8. Miscellaneous
(a)	No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the 2008 Plan, except as expressly provided in the applicable Award.

(b)	No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the 2008 Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)	Effective Date and Duration of the 2008 Plan. The 2008 Plan was adopted by the Board and stockholders of the Corporation and became effective on [ ], 2008. Unless earlier terminated by the Board, the 2008 Plan shall terminate on [ ], 2018.

(d)	Amendment of 2008 Plan. The Board may amend, suspend or terminate the 2008 Plan or any portion thereof at any time, without shareholder approval, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, including Section 422 of the Code, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of NASDAQ or any other exchange or stock market over which the Corporation’s securities are listed. No amendment shall be made where such amendment increases the total number of shares of Common Stock reserved for issuance of Awards or reduces the minimum exercise price for options or exchange of options for other Awards, unless such change is authorized by the shareholders within one year.

(e)	Governing Law. The provisions of the 2008 Plan shall be governed by and interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.

(f)	Indemnity. Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the 2008 Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

ANNUAL MEETING OF SHAREHOLDERS OF
EDAC TECHNOLOGIES CORPORATION
June 4, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND
“FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:				2.	To amend the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 10,000,000 to 20,000,000. THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2	☐	☐	☐

		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL NOMINEES EXCEPT (See instructions below)	¢ ¢ ¢ ¢ ¢	Joseph Lebel Dominick A. Pagano Stephen J. Raffay Ross C. Towne Daniel C. Tracy		3.	To approve the EDAC Technologies Corporation 2008 Equity Incentive Plan. THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTOR.					4.	To ratify the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the fiscal year ending January 3, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●						THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4
					PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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EDAC TECHNOLOGIES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS - JUNE 4, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints each of Glenn L. Purple and Edward J. Samorajczyk, Jr., and each of them, as proxies (with full power of substitution) of the undersigned to attend the Annual Meeting of Shareholders of EDAC Technologies Corporation (the “Company”) to be held on June 4, 2008 at 9:30 a.m., local time, at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut and any adjournment thereof, and to vote the shares of common stock of the Company held by the undersigned on April 15, 2008, as specified on the reverse side and on any other matters that may properly come before said meeting, or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all nominees, and FOR Proposals 2, 3 and 4.
(Continued and to be signed on the reverse side)
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